UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2024 (January 4, 2024)

MID-AMERICA
APARTMENT COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

TENNESSEE	001-12762	62-1543819
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

MID-AMERICA
APARTMENTS, L.P.
(Exact name of registrant as specified in its charter)

TENNESSEE	333-190028-01	62-1543816
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6815 Poplar Avenue, Suite 500
Germantown, Tennessee	38138
(Address of Principal Executive Offices)	(Zip Code)
(901)
682-6600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share (Mid-America Apartment Communities, Inc.)	MAA	New York Stock Exchange
8.50% Series I Cumulative Redeemable Preferred Stock, $.01 par value per share (Mid-America Apartment Communities, Inc.)	MAA*I	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01.	Other Events.
On January 4, 2024,
Mid-America
Apartments, L.P. (the “Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters listed on Schedule 1 attached to the Underwriting Agreement, in connection with the public offering by the Operating Partnership of $350 million aggregate principal amount of the Operating Partnership’s 5.000% Senior Notes due 2034 (the “Notes”).
On January 10, 2024, the Operating Partnership issued and sold the Notes. The terms of
t
he Notes are governed by an indenture dated as of May 9, 2017 between the Operating Partnership and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as amended and supplemented by a seventh supplemental indenture dated as of January 10, 2024 (the “Supplemental Indenture”) between the Operating Partnership and the Trustee.
The Notes bear interest at 5.000% per annum. Interest is payable semi-annually in arrears on each March 15 and September 15, commencing on September 15, 2024. The Notes will mature on March 15, 2034.
At any time prior to December 15, 2033 (three months prior to the maturity date of the Notes), the Operating Partnership will have the right, at its option, to redeem the Notes, in whole or in part, at any time and from time to time, by paying a “make-whole” premium, plus accrued and unpaid interest to, but not including, the date of redemption. In addition, on or after December 15, 2033, the Operating Partnership will have the right, at its option, to redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the date of redemption.
Upon the occurrence of an event of default with respect to the Notes, which includes payment defaults, defaults in the performance of certain covenants, and bankruptcy and insolvency related defaults, the Operating Partnership’s obligations under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.
The foregoing descriptions of the Underwriting Agreement and the Notes are qualified in their entirety by the full text of the Underwriting Agreement and the Supplemental Indenture establishing the terms of the Notes, which are being filed as Exhibits 1.1 and 4.2, respectively, to this Current Report on Form
8-K
and are incorporated herein by referenc
e
.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits .

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated January 4, 2024, by and among Mid-America Apartments, L.P. and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters listed on Schedule 1 thereto

4.1	Indenture, dated as of May 9, 2017, by and between Mid-America Apartments, L.P. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on May 9, 2017 and incorporated herein by reference)

4.2	Seventh Supplemental Indenture, dated as of January 10, 2024, by and between Mid-America Apartments, L.P. and U.S. Bank Trust Company, National Association

5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

104	Cover Page Interactive Data File (formatted in Inline eXtensible Business Reporting Language)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date: January 10, 2024	By:	/s/ Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

MID-AMERICA APARTMENTS, L.P.

Date: January 10, 2024	By:	Mid-America Apartment Communities, Inc.,
its general partner

	By:	/s/ Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)